UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts	02144
(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On July 21, 2010, Central Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended June 30, 2010.  A copy of the Company’s press release is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on July 22, 2010.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
John D. Doherty	1,085,462	68,593	381,820
Albert J. Mercuri, Jr.	1,067,238	86,817	381,820
James P. McDonough	1,117,044	37,011	381,820

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,134,920	335,630	65,325	—

Item 8.01Other Events

    On July 21, 2010, the Company was notified that Caturano and Company, P.C., the Company’s independent registered public accounting firm, was acquired by McGladrey & Pullen, LLP effective July 20, 2010.  As a result of such acquisition, Caturano and Company, P.C. will no longer be performing annual audits after the effective date of the acquisition and will resign as the independent registered public accounting firm for the Company upon completion of its procedures regarding the review of the unaudited interim financial statements of the Company for the three month period ended June 30, 2010.  As a result, the Company withdrew the proposal included in its annual meeting proxy statement regarding the ratification of the selection of Caturano and Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 and did not seek a stockholder vote on this matter at the Company’s 2010 annual meeting of stockholders.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	99.1	Press Release dated July 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: July 27, 2010	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and Chief Financial Officer